CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Luvu Brands, Inc. 2009 Stock Option Plan and 2015 Executive Incentive Plan of our report dated October 4, 2017, with respect to the consolidated financial statements of Luvu Brands, Inc. included in its Annual Report (Form 10-K) for the years ended June 30, 2017 and 2016.

Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

October 4, 2017